Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this amendment No. 1 to Registration Statement No. 333-232965 of Elastic N.V. on Form S-4 of our report dated August 1, 2019, with respect to our audit of the consolidated financial statements of Endgame, Inc. as of December 31, 2018 and 2017 and for each of the years in the three-years ended December 31, 2018. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Cherry Bekaert LLP

Atlanta, Georgia

August 28, 2019